Exhibit 19

TERMINATION AGREEMENT

     THIS TERMINATION AGREEMENT (this “Termination Agreement”) is made and entered into as of August 11, 2008, by and among NorthStar Capital Investment Corp. (“NCIC”), NCIC MHG Subsidiary LLC (“NCIC MHG Subsidiary”), NorthStar Partnership, L.P. (“NorthStar LP”), Mr. W. Edward Scheetz and Mr. David T. Hamamoto (each of Messrs. Scheetz and Hamamoto, NCIC, NCIC MHG Subsidiary and Northstar LP, a “Reporting Person,” and collectively, the “Reporting Persons”). Capitalized terms used, but not defined herein, shall have the meanings ascribed to them in the Statement of Beneficial Ownership on Schedule 13D with respect to the shares of common stock of Morgans Hotel Group Co. originally filed by the Reporting Persons with the Securities and Exchange Commission on February 27, 2006 (as amended, the “Schedule 13D”).

     WHEREAS, the Reporting Persons entered into a Joint Filing Agreement, dated as of February 22, 2006 (the “Joint Filing Agreement”), pursuant to which the Reporting Persons agreed to the joint filing of the Schedule 13D and all amendments thereto with respect to their respective ownership of the Common Stock;

     WHEREAS, the holding and ownership of shares of Common Stock by the Reporting Persons have been reorganized;

     NOW, THEREFORE, each of the Reporting Persons separately and together desire to mutually terminate the Joint Filing Agreement, effective immediately following the filing of Amendment No. 7 to the Schedule 13D, and hereby agree as follows:

     1. Termination of Joint Filing Agreement. Each party to the Joint Filing Agreement, individually, hereby agrees to terminate the Joint Filing Agreement, effective immediately following the filing of Amendment No. 7 to the Schedule 13D reporting such termination, and confirms that, immediately following the filing of Amendment No. 7 to the Schedule 13D, the Joint Filing Agreement shall terminate and cease to be of further effect.

     2. Counterparts. This Termination Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

[signature page follows]

NORTHSTAR CAPITAL INVESTMENT CORP.

By: /s/ Steven B. Kauff
Name: Steven B. Kauff
Title: President

NCIC MHG SUBSIDIARY LLC

By: NorthStar Capital Investment Corp.,
Its Managing Member

By: /s/ Steven B. Kauff
Name: Steven B. Kauff
Title: President

NORTHSTAR PARTNERSHIP, L.P.

By: NorthStar Capital Investment Corp.,
Its General Partner

By: /s/ Steven B. Kauff
Name: Steven B. Kauff
Title: President

/s/ W. Edward Scheetz
W. Edward Scheetz

/s/ David T. Hamamoto
David T. Hamamoto

[Signature Page to the Termination Agreement of the Joint Filing Agreement]